Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Solaris Resources Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$145,274,933	(2)	$147.60 per $1,000,000	$21,442.58

	Total Offering Amounts					$145,274,933			$21,442.58

	Total Fees Previously Paid								N/A

	Total Fee Offsets								N/A

	Net Fee Due (4)								$21,442.58

(1)	There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares, debt securities, subscription receipts, share purchase contracts units and warrants of Solaris Resources Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $145,274,933 (converted from CAD$200,000,000 at an exchange rate of US$1.00 = CAD$1.3767, which was the daily average exchange rate reported by the Bank of Canada on June 11, 2024). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for the securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Converted into U.S. dollars based on the